Exhibit 99.1

Hercules Capital Announces the Appointment of Ms. Pam

Randhawa to Its Board of Directors

PALO ALTO, Calif., October 20, 2021 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the largest and leading specialty financing provider to innovative venture, growth and established stage companies backed by some of the leading and top-tier venture capital and select private equity firms, today announced that Pam Randhawa was appointed to serve as a member of its board of directors, effective November 1, 2021. Ms. Randhawa is a thought leader within the life sciences sector and an experienced industry executive, with more than 20 years of experience leading public and private companies, ranging from biotech, healthcare and sustainable solutions, through their various stages of growth.

Ms. Randhawa will serve on the Nominating and Corporate Governance Committee.

“Pam’s deep industry experience and executive leadership credentials in healthcare and life sciences companies at various stages and sizes will be a valuable addition to our Board of Directors,” said Scott Bluestein, chief executive officer and chief investment officer of Hercules. “Pam has made significant contributions to the broader life sciences community through her Board of Director roles at the Massachusetts Biotechnology Council and Massachusetts Life Sciences Center.”

Bluestein added, “Over the past several years, we have enhanced the quality of our directors by assembling highly experienced executives, owners, and operators in the sectors where we provide flexible growth capital and a diversified team to serve on our Board. We’re excited by the collective expertise each member of our Board brings as we continue to position the Company for long-term growth and strong shareholder returns. We are pleased to welcome Pam to our Board and look forward to her contributions.”

Ms. Randhawa has over 20 years of business leadership experience in the healthcare and life sciences industries and brings to Hercules a wide range of expertise ranging from policy, corporate strategy, product development, advanced analytics and marketing for Fortune 500 companies, startups and government entities. Since 2013, she has served as Chief Executive Officer and Founder at Empiriko Corporation, a company that has developed a novel in vitro biomimetic platform to accelerate small molecule drug development and is developing a point-of-care diagnostic platform for personalized immunologic/genetic biomarker and drug monitoring. Prior to founding Empiriko, Ms. Randhawa was President and Co-Founder of AgroGreen Biofuels, an alternative biofuels technology company. She has held several executive positions with major healthcare technology companies, including McKesson Corporation (NYSE: MCK), Phase Forward (acquired by Oracle), InfoMedics and Sermo.

Ms. Randhawa currently serves on the Board of Directors of the Massachusetts Life Sciences Center and as Vice Chair of the Board of Directors of the Massachusetts Biotech Technology Council (MassBio).

Ms. Randhawa received her Bachelor of Science degree in Economics from the University of Rajasthan and her Master in Public Management degree from Carnegie Mellon University.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $12.0 billion to over 530 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules Capital, through its wholly owned subsidiary, Hercules Adviser LLC (“Hercules Adviser”), also maintains an asset management business through which it manages investments for external parties. Hercules Adviser is registered as an investment adviser under the Investment Advisers Act of 1940.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.” In addition, Hercules has one retail bond issuance of 6.25% Notes due 2033 (NYSE: HCXY).

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules’ most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

650-433-5578

mhara@htgc.com